Exhibit 10.46

EXECUTION COPY

SECURITY AGREEMENT

Dated as of September 4, 2002

By

TELESERVICES MANAGEMENT COMPANY,

TELESERVICES TECHNOLOGY COMPANY,

RMH INTERACTIVE TECHNOLOGIES, LLC.,

RMH TELESERVICES INTERNATIONAL, INC.

515963 N.B. INC.,

AND

516131 N.B. INC.
as Guarantors

in favor of

FOOTHILL CAPITAL CORPORATION,
as Secured Party

i

Table of Contents
(continued)

ii

Table of Contents
(continued)

Page

Exhibits and Schedules

Schedule 3.3	Location of Inventory and Equipment

Schedule 3.5	Chief Executive Office; FEIN

Schedule 3.9(a)	Intellectual Property

Schedule 3.9(b)	Source Code Licenses

Schedule 3.10	DDAs

Schedule 3.12	Indebtedness

iii

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of September 4, 2002, is entered into by Teleservices Management Company, a Delaware corporation, Teleservices Technology Company, a Delaware corporation, RMH Interactive Technologies, LLC, a Delaware limited liability company, RMH Teleservices International, Inc., a corporation organized under the laws of New Brunswick, Canada, 515963 N.B. Inc., a corporation organized under the laws of New Brunswick, Canada, and 516131 N.B. Inc., a corporation organized under the laws of New Brunswick, Canada (each, a “Guarantor” and, collectively, “Guarantors”), in favor of Foothill Capital Corporation, a California corporation, (“Lender”).

RECITALS

WHEREAS, RMH Teleservices, Inc., a Pennsylvania corporation (“Borrower”), has entered into a Loan and Security Agreement, dated as of September 4, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), with Lender;

WHEREAS, it is a condition precedent to the extension of credit by Lender under the Loan Agreement that Guarantors shall have executed and delivered this Agreement; and

WHEREAS, each Guarantor will obtain benefits from the extension of credit to Borrower under the Loan Agreement and, accordingly, desires to execute this Agreement in order to satisfy the conditions described in the preceding paragraph.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lender to extend credit to, and issue letters of credit for the account of, Borrower pursuant to the Loan Agreement, each Guarantor hereby agrees, for the benefit of Secured Party, as follows:

1.  DEFINITIONS AND CONSTRUCTION.

1.1  Loan Agreement Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Loan Agreement.

1.2  Definitions.  As used in this Agreement, the following terms shall have the following definitions:

“Account Debtor” means, with respect to any Guarantor, any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

“Accounts” means, with respect to any Guarantor, all of such Guarantor’s now owned or hereafter acquired right, title, and interest with respect to “accounts” (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

“Additional Documents” has the meaning set forth in Section 2.4.

“Agreement” has the meaning set forth in the preamble hereto.

“Bankruptcy Code” means (i) the United States Bankruptcy Code, (ii) the Bankruptcy and Insolvency Act (Canada), or (iii) the Companies’ Creditors Arrangement Act (Canada), as applicable and as in effect from time to time or any similar legislation in a relevant jurisdiction.

“Books” means, with respect to any Guarantor, all of such Guarantor’s now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of each Guarantor’s Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligation” means any Indebtedness represented by obligations under a Capital Lease.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody’s, (c) commercial paper maturing no more than 270 days from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody’s, (d) certificates of deposit or bankers’ acceptances maturing within one (1) year from the date of acquisition thereof that are either (i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody’s, or (ii) in an amount less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation and (e) Permitted Canadian Cash Equivalents.

“Code” means the Uniform Commercial Code, as in effect from time to time in the State of New York.

“Collateral” means all of each Guarantor’s now owned or hereafter acquired right, title, and interest in and to each of the following:

(a)  Accounts,

(b)  Books,

(c)  Equipment,

(d)  General Intangibles,

(e)  Inventory,

(f)  Investment Property,

(g)  Negotiable Collateral,

(i)  any “commercial tort claims” as that term is defined in the Code, as set forth on Schedule C-1 to the Loan Agreement,

(j)  money or other assets of each Guarantor that now or hereafter come into the possession, custody, or control of Lender, and

(k)  the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, money, commercial tort claims, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Secured Party.

“Collections” means, with respect to any Guarantor, all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of such Guarantor.

“Control Agreement” means a control agreement, in form and substance satisfactory to Lender, executed and delivered by the applicable Guarantor, Secured Party, and the applicable securities intermediary with respect to a Securities Account or the applicable bank with respect to a deposit account.

“Copyrights” means , with respect to any Guarantor, all unregistered and registered copyrights owned by such Guarantor in any and all schematics, technology, know-how, computer software programs or applications (in both source code and object form code), documents, items, materials and all other works that are protectable under copyright law, and all registrations, applications for registrations, renewals and extensions thereof, whether now existing or acquired in the future.

“DDA” means any checking or other demand deposit account maintained by any Guarantor.

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Dollars” or “$” means United States dollars.

“Equipment” means, with respect to any Guarantor, all of such Guarantors’ now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

“Event of Default” has the meaning set forth in Section 5.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“FEIN” means Federal Employer Identification Number.

“Foreign Issuer” means any corporation or limited liability company organized under the laws of any jurisdiction other than the United States or any state territory or protectorate thereof.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“General Intangibles” means, with respect to any Guarantor, all of such Guarantor’s now owned or hereafter acquired right, title, and interest with respect to general intangibles (including payment intangibles, contract rights (excluding contracts with respect to which the valid grant of a security interest or lien therein to Secured Party is prohibited and such prohibition has not been or is not waived or the consent of the other party to such contract has not been or is not otherwise obtained or under applicable law such prohibition cannot be waived; provided, that the foregoing exclusion shall in no way be construed to apply if any such prohibition is unenforceable under the Code or other applicable law or construed so as to limit, impair or otherwise affect Secured Party’s unconditional continuing security interests in and liens upon any rights or interests of such Guarantor in or to the proceeds thereof, including, without limitation, monies due or to become due under any such contract (including any Accounts)), rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

“Governmental Authority” means any federal, state, local, provincial, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Guarantor Obligations” means all of Guarantors’ obligations under the Guaranty.

“Guarantor” and “Guarantors” have the meanings set forth in the preamble to this Agreement.

“Guaranty” means that certain Guaranty executed and delivered by each of the Guarantors in favor of Secured Party, in form and substance satisfactory to Secured Party.

“Indebtedness” means (a) all obligations of Guarantors for borrowed money, (b) all obligations of Guarantors evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Guarantors in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of Guarantors under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of any Guarantor, irrespective of whether such obligation or liability is assumed, (e) all obligations of Guarantors for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of Guarantors’ business and repayable in accordance with customary trade practices), and (f) any obligation of Guarantors guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse to Guarantors) any obligation of any other Person.

“Indemnified Liabilities” has the meaning set forth in Section 7.3.

“Indemnified Person” has the meaning set forth in Section 7.3.

“Intangible Assets” means, with respect to any Person, that portion of the book value of all of such Person’s assets that would be treated as intangibles under GAAP.

“Intellectual Property Right” means any trademark, copyright, service mark, trade name, patent (including any registrations or applications for registration of any of the foregoing), license, or trade secret including, but not limited to, any such legal rights included in any schematics, technology, know-how, computer software programs or applications (in both source code and object code form) or in other tangible or intangible information or material.

“Inventory” means, with respect to any Guarantor, all of such Guarantor’s now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by such Guarantor as lessor, goods that are furnished by such Guarantor under a contract of service, and raw materials, work in process, or materials used or consumed in such Guarantor’s business.

“Investment Property” means, with respect to any Guarantor, all of such Guarantor’s now owned or hereafter acquired right, title, and interest with respect to “investment property” as that term is defined in the Code, and any and all supporting obligations in respect thereof, unless such “investment property” constitutes investment property issued by Foreign Issuer, in which case the term shall mean investment property issued by a Foreign Issuer which represents no more than 65% of the total combined voting power of all classes of investment property entitled to be issued by such Foreign Issuer.

“Lender” has the meaning set forth in the preamble hereto.

“Lien” means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

“Loan Agreement” has the meaning set forth in the recitals to this Agreement.

“Material Adverse Change” means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower and Guarantors, taken as a whole, (b) a material impairment of any Guarantor’s ability to perform its obligations under the Loan Documents to which it is a party or of Secured Party’s ability to enforce the Guarantor Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of Secured Party’s Liens with respect to the Collateral as a result of an action or failure to act on the part of any Guarantor.

“Moody’s” means Moody’s Investors Service, Inc. or its successor.

“Negotiable Collateral” means, as to any Guarantor, all of such Guarantor’s now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

“Permitted Canadian Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by Canada or issued by any agency thereof and backed by the full faith and credit of Canada, in each maturing within one (1) year from the date of acquisition thereof, (b) marketable direct obligations issued by any province of Canada or any political subdivision of any such province or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody’s, (c) commercial paper maturing no more than one (1) year from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody’s, and (d) certificates of deposit or bankers’ acceptances maturing within one (1) year from the date of acquisition thereof that are either (i) issued by any bank organized under the laws of Canada or any province thereof which bank has a rating of A or A2, or better, from S&P or Moody’s, or (ii) in an amount less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation; provided, however, that Permitted Canadian Cash Equivalents shall not exceed $500,000 in the aggregate.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Dispositions” means (a) sales or other dispositions by any Guarantor of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (b) sales by any Guarantor of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents by any Guarantor in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (d) the licensing by any Guarantor, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, (e) the sale or assignment of the contract dated as of April 15, 1999, as amended, between Borrower and MCI relating to third party verification of accounts in Canada, or sale or lease of assets used in connection with such contract, so long as the proceeds of any such sale, assignment or lease are immediately applied in accordance with Section 2.4(b) and (f) sales, leases or other dispositions by Guarantors of other assets having a fair market value not to exceed $500,000 in the aggregate during the term of this Agreement.

“Permitted Liens” means (a) Liens held by Secured Party for the benefit of Secured Party, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1 of the Loan Agreement, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker’s compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, and (j) Liens resulting from any judgment or award that is not an Event of Default hereunder.

“Permitted Protest” means the right of any Guarantor to protest any Lien (other than any such Lien that secures the Guarantor Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by such Guarantor in good faith, and (c) Secured Party is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Secured Party’s Liens.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Purchase Money Indebtedness” means Indebtedness (other than the Guarantor Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by any Guarantor and the improvements thereto.

“Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Secured Party” means Lender.

“Secured Party’s Account” means the account identified on Schedule L-1 to the Loan Agreement.

“Secured Party’s Liens” means the Liens granted by Guarantors to Secured Party under this Agreement or the other Loan Documents.

“Securities Account” means a “securities account” as that term is defined in the Code.

“Solvent” means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or its successor.

“Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Voidable Transfer” has the meaning set forth in Section 11.6.

1.3    Other Interpretative Provisions.  Except as otherwise expressly provided herein, the rules of interpretation set forth in Section 1.4 of the Loan Agreement shall apply mutatis mutandis to this Agreement.

2.	SECURITY INTEREST.

2.1    Grant of Security Interest.  Each Guarantor hereby grants to Secured Party a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all of the Guarantor Obligations in accordance with the terms and conditions of the Guaranty and in order to secure prompt performance by such Guarantor of each of its covenants and duties under this Agreement and any other Loan Document to which such Guarantor is a party. The Secured Party’s Liens in and to the Collateral shall attach to all Collateral without further act on the part of Secured Party or Guarantors. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, no Guarantor has authority, express or implied, to dispose of any item or portion of the Collateral.

2.2    Negotiable Collateral.  In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection or priority of Secured Party’s security interest is dependent on or enhanced by possession, the applicable Guarantor, immediately upon the request of Secured Party, shall endorse and deliver physical possession of such Negotiable Collateral to Secured Party.

2.3    Collection of Accounts, General Intangibles, and Negotiable Collateral.  At any time after the occurrence and during the continuation of an Event of Default, Secured Party or Secured Party’s designee may (a) notify Account Debtors of Guarantors that the Accounts, chattel paper, or General Intangibles have been assigned to Secured Party or that Secured Party has a security interest therein, or (b) collect the Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Accounts. Each Guarantor agrees that it will hold in trust for Secured Party, as Secured Party’s trustee, any Collections that it receives at any time after the occurrence and during the continuation of an Event of Default and immediately will deliver said Collections to Secured Party in their original form as received by such Guarantor.

2.4    Delivery of Additional Documentation Required.  At any time upon the request of Secured Party, Guarantors shall execute and deliver to Secured Party, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, mortgages, surveys, assignments, endorsements of certificates of title, and all other documents (the “Additional Documents”) that Secured Party may request in its Permitted Discretion, in form and substance satisfactory to Secured Party, to perfect and continue perfected or better perfect Secured Party’s Liens in the Collateral (whether now owned or hereafter arising or acquired), to create and perfect Liens in favor of Secured Party in any Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, each Guarantor authorizes Secured Party to execute any such

Additional Documents in such Guarantor’s name and authorizes Secured Party to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Secured Party shall require, each Guarantor shall (a) provide Secured Party with a report of all new patentable, copyrightable, or trademarkable materials acquired or generated by such Guarantor during the prior period, (b) cause all patents, copyrights, and trademarks acquired or generated by such Guarantor that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of such Guarantor’s ownership thereof, and (c) cause to be prepared, executed, and delivered to Secured Party supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

2.5    Power of Attorney.  Each Guarantor hereby irrevocably makes, constitutes, and appoints Secured Party (and any of Secured Party’s officers, employees or agents designated by Secured Party) as such Guarantor’s true and lawful attorney, with power to (a) if such Guarantor refuses to, or fails timely to execute and deliver any of the documents described in Section 2.4, sign the name of such Guarantor on any of the documents described in Section 2.4, (b) at any time that an Event of Default has occurred and is continuing, sign such Guarantor’s name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse such Guarantor’s name on any Collection item that may come into Secured Party’s possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Guarantor’s policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Secured Party determines to be reasonable, and Secured Party may cause to be executed and delivered any documents and releases that Secured Party determines to be necessary. The appointment of Secured Party as each Guarantor’s attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Guarantor Obligations have been fully and finally repaid and performed and Lender’s obligations to extend credit under the Loan Agreement are terminated.

2.6    Right to Inspect.  Secured Party (through any of its respective officers, employees or agents) shall have the right, from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify Guarantors’ financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral, provided that, so long as no Default or Event of Default shall have occurred and be continuing, Secured Party shall conduct the foregoing activities during normal business hours.

2.7    Control Agreements.  Each Guarantor agrees that it will not transfer assets out of any Securities Accounts unless each of the applicable Guarantor, Secured Party, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by any Guarantor without the prior written consent of Secured Party. Upon the occurrence and during the continuance of an Event of Default, Secured Party may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to Secured Party’s Account.

3.	REPRESENTATIONS AND WARRANTIES.

Each Guarantor makes the following representations and warranties to Secured Party, and such representations and warranties shall survive the execution and delivery of this Agreement:

3.1    No Encumbrances.  Such Guarantor has good and indefeasible title to the Collateral and the Real Property, if any, free and clear of Liens except for Permitted Liens.

3.2    Equipment.  All of the Equipment is used or held for use in such Guarantor’s business and is fit for such purposes.

3.3    Location of Inventory and Equipment.  The Inventory, if any, and Equipment are not stored with a bailee, warehouseman, or similar party and are located only at the locations identified on Schedule 3.3.

3.4    Inventory Records.  If such Guarantor has Inventory, it shall keep correct and accurate records itemizing and describing the type, quality, and quantity of such Inventory, and the book value thereof.

3.5    Location of Chief Executive Office; FEIN.  The chief executive office of such Guarantor is located at the address indicated in Schedule 3.5 and such Guarantor’s FEIN is identified in Schedule 3.5.

3.6    Due Organization and Qualification.  Such Guarantor is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to result in a Material Adverse Change.

3.7    Due Authorization; No Conflict.

(a)    The execution, delivery, and performance by such Guarantor of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Guarantor.

(b)    The execution, delivery, and performance by such Guarantor of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, local or provincial law or regulation applicable to such Guarantor, the Governing Documents of such Guarantor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Guarantor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Guarantor, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Guarantor, other than Permitted Liens, or (iv) require any approval of such Guarantor’s equity holders or any approval or consent of any Person under any material contractual obligation of such Guarantor.

(c)    Other than the filing of financing statements and fixture filings, the execution, delivery, and performance by such Guarantor of this Agreement and the Loan Documents to which such Guarantor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

(d)    This Agreement and the other Loan Documents to which such Guarantor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Guarantor will be the legally valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(e)    The Secured Party’s Liens are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

3.8    Fraudulent Transfer.

(a)    Such Guarantor is Solvent.

(b)    No transfer of property is being made by such Guarantor and no obligation is being incurred by such Guarantor in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Guarantor.

3.9    Intellectual Property.

(a)    Such Guarantor owns, or holds licenses in, all Intellectual Property Rights (in the case of software, limited to object code rights) that are necessary to the conduct of its business as currently conducted. Attached hereto as Schedule 3.9(a) is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, material copyrights and copyright registrations and applications as to which such Guarantor is the owner or is an exclusive licensee.

(b)    Such Guarantor represents and warrants that it has taken all actions to protect Intellectual Property Rights, the failure of which would result in a Material Adverse Change, including, without limitation, (i) protecting the secrecy and confidentiality of such Guarantor’s confidential information and trade secrets by having and enforcing a policy requiring all current and former employees, consultants, licensees, vendors and contractors to execute appropriate confidentiality and invention assignment agreements; (ii) taking all actions reasonably necessary to ensure that no trade secret of such Guarantor falls or has fallen into the public domain; and (iii) protecting the secrecy and confidentiality of the source code of all computer software programs and applications of which such Guarantor is the owner or licensee by having and enforcing a policy requiring any licensees of such source code to enter into license agreements with appropriate use and non-disclosure restrictions. Such Guarantor has only entered into such material source code licenses as set forth in Schedule 3.9(b).

(c)      To the best of such Guarantor’s knowledge, no past or present employee or contractor of such Guarantor has any ownership interest, license, permission or other Intellectual Property Right in or to any material Intellectual Property Rights.

(d)      Such Guarantor has made all necessary payments, filings and recordations to protect and maintain its interest in material Intellectual Property Rights in the United States or any other jurisdiction, including, without limitation, (i) making all necessary registration, maintenance, and renewal fee payments; and (ii) filing all necessary documents, including, without limitation, all applications for registration of copyrights, trademarks, and patents, except to the extent that (x) such Guarantor has determined that such filings, recordations or registrations are not desirable in the conduct of such Guarantor’s business and (y) the failure to take such action would not result in a Material Adverse Change.

(e)      No claim has been made and is continuing or threatened that the use by such Guarantor of any item of General Intangibles is invalid or unenforceable or that the use by such Guarantor of any General Intangibles does or may violate the rights of any person, other than any such claim which would not cause a Material Adverse Change. To the best of such Guarantor’s knowledge, there is currently no infringement or unauthorized use of any item of Intellectual Property Rights contained on Schedule 3.9(a).

(f)      Such Guarantor has filed applications and taken any and all other actions reasonably necessary to register all Copyrights material to such Guarantor, if any, in good faith in accordance with the procedures and regulations of the U.S. Copyright Office (or any similar office of any other jurisdiction in which Copyrights are used).

3.10    DDAs.  Set forth on Schedule 3.10 are all of such Guarantor’s DDAs, including, with respect to each depository, (i) the name and address of such depository, and (ii) the account numbers of the accounts maintained with such depository.

3.11    Complete Disclosure.  All factual information (taken as a whole) furnished by or on behalf of such Guarantor in writing to Secured Party (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Guarantor in writing to Secured Party will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

3.12    Indebtedness.  Set forth on Schedule 3.12 is a true and complete list of all Indebtedness of such Guarantor outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

4.	AFFIRMATIVE COVENANTS.

Each Guarantor covenants and agrees that, so long as any credit under the Loan Agreement shall be available and until full and final payment of the Guarantor Obligations, such Guarantor shall do all of the following:

4.1    Accounting System.  Maintain a system of accounting that enables such Guarantor to produce and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Secured Party. Such Guarantor also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

4.2    Collateral Reporting.  Provide Secured Party with such reports as to the Collateral as Secured Party may request in its Permitted Discretion and consistent with the collateral reporting obligations under Section 6.2 of the Loan Agreement.

4.3    Return.  Cause returns and allowances, as between such Guarantor and its Account Debtors, to be on the same basis and in accordance with the usual customary practices of such Guarantor, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to such Guarantor, such Guarantor promptly shall determine the reason for such return and, if such Guarantor accepts such return, issue a credit memorandum (with a copy to be sent to Secured Party) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to such Guarantor, such Guarantor promptly shall determine the reason for such return and, if Secured Party consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Secured Party) in the appropriate amount to such Account Debtor.

4.4    Maintenance of Properties.  Maintain and preserve all of its properties which are necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee so as to prevent any loss or forfeiture thereof or thereunder; provided that such Guarantor may terminate any existing leases or enter into new leases with Secured Party’s prior written consent, which consent shall not be unreasonably withheld.

4.5    Taxes.  Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against such Guarantor or any of its assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Such Guarantor will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Secured Party with proof satisfactory to Secured Party indicating that such Guarantor has made such payments or deposits. Such Guarantor shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdiction in which such Guarantor is required to pay any such excise tax.

4.6  Insurance.

(a)  At such Guarantor’s expense, maintain insurance respecting its property and assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Such Guarantor also shall maintain “extra expense”, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Secured Party. Such Guarantor shall deliver copies of all such policies to Secured Party with a satisfactory lender’s loss payable endorsement naming Secured Party as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Secured Party in the event of cancellation of the policy for any reason whatsoever.

(b)  Such Guarantor shall give Secured Party prompt notice of any material loss covered by such insurance. Upon the occurrence and during the continuance of an Event of Default, Secured Party shall have the exclusive right to adjust any losses payable under any such insurance policies, without any liability to such Guarantor whatsoever in respect of such adjustments. Upon the occurrence and during the continuance of an Event of Default, any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Secured Party to be applied to the payment of the Guarantor Obligations.

(c)  Such Guarantor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 4.6, unless Secured Party is included thereon as named insured with the loss payable to Secured Party under a lender’s loss payable endorsement or its equivalent. Such Guarantor immediately shall notify Secured Party whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Secured Party.

4.7  Location of Inventory and Equipment.  Keep the Inventory, if any, and Equipment only at the locations identified on Schedule 3.3; provided, however, that such Guarantor may amend Schedule 3.3 so long as such amendment occurs by written notice to Secured Party not less than 30 days prior to the date on which Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States or Canada, and so long as, at the time of such written notification, such Guarantor provides any financing statements or fixture filings necessary to perfect and continue perfected Secured Party’s Liens on such assets and also provides to Secured Party a Collateral Access Agreement.

4.8 Intellectual	Property Rights.

(a)  Such Guarantor agrees that, should it obtain an ownership interest in any Intellectual Property Right which is not now a part of the Collateral, (i) any such Intellectual Property Right shall automatically become Collateral and (ii) with respect to any ownership interest in any Intellectual Property Right that such Guarantor should obtain, it shall give prompt written notice thereof to Secured Party in accordance with Section 8 hereof. Such Guarantor authorizes Secured Party to modify this Agreement by amending Schedule 3.9(a) (and will cooperate reasonably with Secured Party in effecting any such amendment) to include any Intellectual Property Right which becomes part of the Collateral under this Section.

(b)  With respect to material Intellectual Property Rights, such Guarantor agrees, subject to the last sentence of this subsection, to take all necessary steps, including, without limitation, making all necessary payments and filings in connection with registration, maintenance, and renewal of copyrights, trademarks, and patents in the U.S. Copyright Office, the U.S. Patent and Trademark Office, any other appropriate government agencies in foreign jurisdictions or in any court, to maintain each such Intellectual Property Right. Such Guarantor agrees to take corresponding steps with respect to each new or acquired Intellectual Property Right to which it is now or later becomes entitled. Any expenses incurred in connection with such activities shall be borne solely by such Guarantor. Such Guarantor shall not discontinue use of or otherwise abandon, or fail to register, any Intellectual Property Right without the written consent of Secured Party, unless such Guarantor shall have previously determined that such use or the pursuit or maintenance of such registration is not desirable in the conduct of such Guarantor’s business and that the loss thereof will not cause a Material Adverse Change, in which case, such Guarantor will give notice of any such abandonment or failure to register same to Secured Party pursuant to the terms of Section 8 hereof.

(c)  Such Guarantor will continue to take all actions reasonably necessary to protect such Guarantor’s Intellectual Property Rights, including, without limitation, such steps as are set forth in Sections 4.8(a) and (b) above. Such Guarantor further agrees to give Secured Party prompt written notice in accordance with Section 8 hereof if such Guarantor enters into any agreements after the Closing Date pursuant to which it grants any right to a third party to use or access the source code of any computer software programs or applications of which such Guarantor is the owner or licensee. Such Guarantor authorizes Secured Party to modify this Agreement by amending Schedule 3.9(b) (and will cooperate reasonably with Secured Party in effecting any such amendment) to include any such additional license grant(s).

(d)  Such Guarantor agrees to notify Secured Party promptly and in writing if it learns (i) that any item of the Intellectual Property Rights contained on Schedule 3.9(a) may be determined to have become abandoned or (ii) of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the U.S. Copyright Office, U.S. Patent and Trademark Office and any other appropriate government agencies in foreign jurisdictions, or any court) regarding any item of the Intellectual Property Rights that would cause a Material Adverse Change.

(e)  In the event that such Guarantor becomes aware that any item of the General Intangibles is infringed or misappropriated by a third party, such Guarantor shall promptly notify Secured Party and shall take such actions as such Guarantor or Secured Party deems appropriate under the circumstances to protect such General Intangibles, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation, unless any such infringement or misappropriation would not cause a Material Adverse Change. Any expense incurred in connection with such activities shall be borne solely by such Guarantor.

(f)  Such Guarantor agrees that, should it obtain an ownership interest in, or license of, material Copyrights after the Closing Date, it shall, promptly after such acquisition, file applications and take any and all other actions reasonably necessary to register all such Copyrights in good faith in accordance with the procedures and regulations of the U.S. Copyright Office (or any similar office of any other jurisdiction in which Copyrights are used).

5.  EVENTS OF DEFAULT.

If any Guarantor fails to pay when due and payable, or when declared due and payable, all or any portion of the Guarantor Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due and payable to Lender, reimbursement of Lender Expenses, or other amounts constituting Guarantor Obligations), then this shall constitute an event of default (an “Event of Default”) under this Agreement.

6.  LENDER’S RIGHTS AND REMEDIES.

6.1  Rights and Remedies.  Upon the occurrence, and during the continuation, of an Event of Default, Secured Party (at its election but without notice of its election and without demand) may do any one or more of the following, all of which are authorized by each Guarantor:

(a)  Declare all Guarantor Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

(b)  Cease advancing money or extending credit to or for the benefit of Borrower under the Loan Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Secured Party;

(c)  Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Secured Party, but without affecting any of Secured Party’s Liens in the Collateral and without affecting the Guarantor Obligations;

(d)  Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Secured Party considers advisable, and in such cases, Secured Party will credit the Loan Accounts with only the net amounts received by Secured Party in payment of such disputed Accounts after deducting all Lender Expenses incurred or expended in connection therewith;

(e)  Cause Guarantors to hold all returned Inventory in trust for Secured Party, segregate all returned Inventory from all other assets of Guarantors or in Guarantors’ possession and conspicuously label said returned Inventory as the property of Secured Party;

(f)  Without notice to or demand upon Guarantors, make such payments and do such acts as Secured Party considers necessary or reasonable to protect its security interests in the Collateral. Each Guarantor agrees to assemble the Collateral if Secured Party so requires, and to make the Collateral available to Secured Party at a place that Secured Party may designate which is reasonably convenient to both parties. Each Guarantor authorizes Secured Party to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Secured Party’s determination appears to conflict with Secured Party’s Liens and to pay all expenses incurred in connection therewith and to charge Borrower’s Loan Accounts therefor. With respect to any of Guarantors’ owned or leased premises, each Guarantor hereby grants Secured Party a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Secured Party’s rights or remedies provided herein, at law, in equity, or otherwise;

(g)  Without notice to Guarantors (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Guarantor Obligations any and all (i) balances and deposits of Guarantors held by Secured Party, or (ii) Indebtedness at any time owing to or for the credit or the account of any Guarantor held by Secured Party;

(h)  Hold, as cash collateral, any and all balances and deposits of any Guarantor held by Secured Party to secure the full and final repayment of all of the Guarantor Obligations;

(i)   Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Each Guarantor hereby grants to Secured Party a license or other right to use, without charge, such Guarantor’s labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Guarantors’ rights under all licenses and all franchise agreements shall inure to Secured Party’s benefit;

(j)   Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Guarantors’ premises) as Secured Party determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

(k)  Secured Party shall give notice of the disposition of the Collateral as follows:

(i)   Secured Party shall give the applicable Guarantor a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made; and

(ii)  The notice shall be personally delivered or mailed, postage prepaid, to the applicable Guarantor as provided in Section 8, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

(l)   Secured Party may credit bid and purchase at any public sale;

(m) Secured Party may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

(n)  Secured Party shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents; and

(o)  Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Guarantors. Any excess will be returned, without interest and subject to the rights of third Persons, by Secured Party to the applicable Guarantor.

6.2  Remedies Cumulative.  The rights and remedies of Secured Party under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. Secured Party shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Secured Party of one right or remedy shall be deemed an election, and no waiver by Secured Party of any Event of Default shall be deemed a continuing waiver. No delay by Secured Party shall constitute a waiver, election, or acquiescence by it.

7.  WAIVERS; INDEMNIFICATION.

7.1  Demand; Protest.  Each Guarantor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Secured Party on which any such Guarantor may in any way be liable.

7.2  Lender’s Liability for Collateral.  Each Guarantor hereby agrees that: (a) so long as Secured Party complies with its obligations, if any, under the Code, Secured Party shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Guarantors.

7.3  Indemnification.  Each Guarantor shall jointly and severally pay, indemnify, defend, and hold Lender-Related Persons and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the Collateral or the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents to which such Guarantor is a party, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document to which such Guarantor is a party, or the Collateral, or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, no Guarantor shall have any obligation to any Indemnified Person under this Section 7.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the Guaranty and the repayment of the Guarantor Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Guarantors were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Guarantors with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

8.  NOTICES.

Any communications between the parties hereto or notices provided herein to be given shall be sent in accordance with the provisions of, and to the addresses set forth in, Section 12 of the Loan Agreement, and if to any Guarantor, to the following address:

c/o RMH Teleservices, Inc
15 Campus Blvd
Newton Square, PA 19073
Attention: James Perry
Telephone No.: (610) 325-3100

with copies to:	Wolf, Block, Schorr and Solis-Cohen LLP
1650 Arch Street
Philadelphia, PA 19103-2097
Attention: Bruce R. Lesser, Esq.
Fax: 215-977-2334

9. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

(a)  THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH ANY GUARANTOR AND SECURED PARTY ARE PARTIES THERETO (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND

THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)       THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH ANY GUARANTOR AND SECURED PARTY ARE PARTIES THERETO SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT SECURED PARTY’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SECURED PARTY ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH GUARANTOR AND SECURED PARTY WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 9(b).

(c)       EACH GUARANTOR AND SECURED PARTY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS TO WHICH SUCH GUARANTOR AND SECURED PARTY ARE PARTIES THERETO OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH GUARANTOR AND SECURED PARTY REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.     AMENDMENTS; WAIVERS.

10.1     Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document to which any Guarantor and Secured Party are parties thereto, and no consent with respect to any departure by any Guarantor therefrom, shall be effective unless the same shall be in writing and signed by Secured Party and each such Guarantor and then any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

10.2     No Waivers; Cumulative Remedies. No failure by Secured Party to exercise any right, remedy, or option under this Agreement or any other Loan Document to which any Guarantor and Secured Party are parties thereto, or delay by Secured Party in exercising the same, will operate as a waiver thereof. No waiver by Secured Party will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Secured Party on any occasion shall affect or diminish Secured Party’s rights thereafter to require strict performance by any Guarantor of any provision of this Agreement. Secured Party’s rights under this Agreement and the other Loan Documents to which any Guarantor and Secured Party are parties thereto will be cumulative and not exclusive of any other right or remedy that Secured Party may have.

11.     GENERAL PROVISIONS.

11.1     Effectiveness.   This Agreement shall be binding and deemed effective when executed by all Guarantors and Secured Party.

11.2     Section Headings.   Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

11.3     Interpretation.   Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against Secured Party or any Guarantor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

11.4     Severability of Provisions.   Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

11.5     Counterparts; Telefacsimile Execution.   This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document to which any Guarantor and Secured Party are parties thereto mutatis mutandis.

11.6   Revival and Reinstatement of Guarantor Obligations.   If the incurrence or payment of the Guarantor Obligations by any Guarantor or the transfer to Secured Party of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if Secured Party is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Secured Party is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Secured Party related thereto, the liability of such Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

11.7    Integration.  This Agreement, together with the Guaranty and the other Loan Documents to which Guarantors and Secured Party are parties thereto, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

11.8    Successors.  This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that no Guarantor may assign this Agreement or any rights or duties hereunder without Secured Party’s prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by Secured Party shall release any Guarantor from its Guarantor Obligations.

11.9    Additional Subsidiary.   If an Additional Subsidiary (as defined in the Loan Agreement) is required pursuant to Section 6.19 of the Loan Agreement to enter into this Agreement, then such Additional Subsidiary shall become a party to this Agreement (and bound by all of the provisions hereof as a “Guarantor” hereunder) by executing a counterpart signature page hereto and delivering the same to Secured Party.

[Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

TELESERVICES MANAGEMENT
COMPANY, a Delaware corporation, as Guarantor

By:	/s/ Paul Trower
Title:	President

TELESERVICES TECHNOLOGY COMPANY,
a Delaware corporation, as Guarantor

/s/ Paul Trower
By:
Title:	President

RMH INTERACTIVE TECHNOLOGIES, LLC,
a Delaware limited liability company, as Guarantor

/s/ Paul Trower
By:
Title:	President

RMH TELESERVICES INTERNATIONAL, INC., a corporation organized under the laws of
New Brunswick, Canada, as Guarantor

By:	/s/ Paul Trower
Title:	President

515963 N.B. INC., a corporation organized under
the laws of New Brunswick, Canada, as Guarantor

/s/ Paul Trower
By:
Title:	President

516131 N.B. INC., a corporation organized under
the laws of New Brunswick, Canada, as Guarantor

/s/ Paul Trower
By:	President
Title:

SIGNATURE PAGE FOR GUARANTOR SECURITY AGREEMENT

AGREED AND ACCEPTED:

FOOTHILL	CAPITAL CORPORATION, as Secured Party

By:	/s/ Garrick E. Tan
Name:	Garrick E. Tan
Title:	Vice President

SIGNATURE FOR GUARANTOR SECURITY AGREEMENT